UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2006

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066

(Address of principal executive offices) (Zip Code)

831-438-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 30, 2006, Aviza, Inc. entered into Amendment No. 6, dated as of May 1, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc., dated as of August 6, 2004 and as amended as of September 23, 2004, February 23, 2005, September 26, 2005, December 1, 2005 and March 31, 2006. The amendment reduces the interest from a rate equal to the Base Rate (as defined in the credit agreement) plus 0.5% to a rate equal to the Base Rate plus 0.0%, but in each case, not to exceed the Maximum Rate (as defined in the credit agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number
10.1	Amendment No. 6, dated as of May 1, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 5, 2006

AVIZA TECHNOLOGY, INC.

		By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number
10.1	Amendment No. 6, dated as of May 1, 2006, to Credit Agreement between Bank of America, N.A. and Aviza, Inc.